Exhibit 99.1
MEDIAALPHA ANNOUNCES THIRD QUARTER 2021
FINANCIAL RESULTS
•Revenue of $153 million, up 1% year over year
•Revenue from Property & Casualty down 8% year over year to $105 million
•Revenue from Health up 25% year over year to $34 million
•Transaction Value of $255 million, up 17% year over year
Los Angeles, CA (November 10, 2021) – MediaAlpha, Inc. (NYSE: MAX), today announced its financial results for the third quarter ended September 30, 2021.
“We faced headwinds in the third quarter. While our Transaction Value grew 17% year over year, we underperformed relative to expectations due to market challenges in our property and casualty (P&C) insurance vertical,” said Steve Yi, CEO of MediaAlpha. “Many of our P&C carrier partners are experiencing higher than expected insurance losses, driven by a post-pandemic increase in accident frequency and severity, as well as elevated catastrophe losses. These carriers are taking actions to restore profitability and have temporarily scaled back their marketing investments, and we are reducing our full year guidance accordingly. But the secular shift to direct, online customer acquisition remains powerful, and we are confident that growth in the auto insurance advertising market, and our results, will bounce back as underwriting profitability is restored. Importantly, our other verticals are unaffected by these trends, and our Health insurance vertical, in particular, continued its robust growth and is expected to have a strong fourth quarter.”
Third Quarter 2021 Financial Results
•Revenue of $152.7 million, an increase of 1% year over year;
•Transaction Value of $255.1 million, an increase of 17% year over year;
•Gross margin of 16.2%, compared with 13.7% in the third quarter of 2020;
•Contribution Margin(1) of 17.1%, compared with 14.3% in the third quarter of 2020;
•Net loss was $(4.3) million, compared with net income of $4.8 million in the third quarter of 2020; and
•Adjusted EBITDA(1) was $13.8 million, compared with $14.0 million in the third quarter of 2020.

(1)A reconciliation of GAAP to Non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook
For the fourth quarter of 2021, MediaAlpha currently expects the following:
•Transaction Value between $241 million - $256 million, representing a 3% year-over-year decline at the midpoint of the guidance range;
•Revenue between $151 million - $161 million, representing an 18% year-over-year decline at the midpoint of the guidance range;
•Contribution between $25 million - $28 million, representing a 13% year-over-year decline at the midpoint of the guidance range; and
•Adjusted EBITDA between $13 million - $15 million, representing a 23% year-over-year decline at the midpoint of the guidance range.
For the full year 2021, MediaAlpha currently expects the following:
•Transaction Value between $1,015 million - $1,030 million, representing 25% year-over-year growth at the midpoint of the guidance range;
•Revenue between $635 million - $645 million, representing 9% year-over-year growth at the midpoint of the guidance range;
•Contribution between $106 million - $109 million, representing 16% year-over-year growth at the midpoint of the guidance range; and
•Adjusted EBITDA between $58 million - $60 million, representing 2% year-over-year growth at the midpoint of the guidance range.
The Company expects total shares outstanding at the end of the fourth quarter of 2021 to be 60.6 million and 64.4 million on a basic and fully diluted basis, respectively.
With respect to the Company’s projections of Contribution and Adjusted EBITDA under “Financial Outlook,” MediaAlpha is not providing a reconciliation of Contribution or Adjusted EBITDA to the respective GAAP measures because the Company is unable to predict with reasonable certainty the reconciling items that may affect gross profit and net income without unreasonable effort, including equity-based compensation, transaction expenses and income tax expense. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures for the applicable period.
For a detailed explanation of the Company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information
MediaAlpha will host a Q&A conference call today to discuss the Company's third quarter 2021 results and its financial outlook for the fourth quarter and full year of 2021 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the call will be available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com. To register for the webcast, click here. Participants may also dial-in, toll-free, at (888) 330-2022 or (646) 960-0690, with passcode 3195092. An audio replay of the conference call will be available for two weeks following the call and available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com.

We have also posted to our investor relations website a letter to shareholders. We have used, and intend to continue to use, our investor relations website at https://investors.mediaalpha.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding our expectation of growth once the P&C insurance market recovers, and our financial outlook for the fourth quarter and full year 2021. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including those more fully described in MediaAlpha’s filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K filed on March 15, 2021, the Form 10-Q filed on May 14, 2021, the Form 10-Q filed on August 13, 2021, and the Form 10-Q as of and for the quarter ended September 30, 2021 to be filed on or about November 12, 2021. These factors should not be construed as exhaustive. MediaAlpha disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

Non-GAAP Financial Measures and Operating Metrics
This press release includes Adjusted EBITDA, Contribution, and Contribution Margin, which are non-GAAP financial measures. The Company also presents Transaction Value, which is an operating metric not presented in accordance with GAAP. See the appendix for definitions of Adjusted EBITDA, Contribution, Contribution Margin and Transaction Value, as well as reconciliations to the corresponding GAAP financial metrics, as applicable.
We present Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin because they are used extensively by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. Accordingly, the Company believes that Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management team and board of directors. Each of Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin has limitations as a financial measure and investors should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Contacts:
Investors
Denise Garcia
Hayflower Partners
Denise@HayflowerPartners.com

Press
Louise@MediaAlpha.com

MediaAlpha, Inc. and subsidiaries
Consolidated Balance Sheets
(Unaudited; in thousands, except share data and per share amounts)

	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$29,301	$23,554
Accounts receivable, net of allowance for credit losses of $602 and $438, respectively	71,305	96,295
Prepaid expenses and other current assets	3,959	7,950
Total current assets	104,565	127,799
Property and equipment, net	1,060	762
Intangible assets, net	13,313	15,551
Goodwill	18,402	18,402
Deferred tax asset	92,348	31,613
Other assets	15,819	16,210
Total assets	$245,507	$210,337
Liabilities and stockholders' deficit
Current liabilities
Accounts payable	$44,213	$98,249
Accrued expenses	7,437	9,206
Current portion of long-term debt	6,345	—
Total current liabilities	57,995	107,455
Long-term debt, net of current portion	180,254	182,668
Liabilities under tax receivable agreement, net of current portion	77,272	22,498
Other long-term liabilities	2,907	2,834
Total liabilities	318,428	315,455
Commitments and contingencies (Note 7)
Stockholders' (deficit):
Class A common stock, $0.01 par value - 1.0 billion shares authorized; 39.4 million and 33.4 million shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	394	334
Class B common stock, $0.01 par value - 100 million shares authorized; 20.8 million and 25.5 million shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	208	255
Preferred stock, $0.01 par value - 50 million shares authorized; 0 shares issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Additional paid-in capital	407,745	384,611
Accumulated Deficit	(422,631)	(418,973)
Total stockholders' (deficit) attributable to MediaAlpha, Inc.	$(14,284)	$(33,773)
Non-controlling interest	(58,637)	(71,345)
Total stockholders' (deficit)	$(72,921)	$(105,118)
Total liabilities and stockholders' deficit	$245,507	$210,337

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Operations
(Unaudited; in thousands, except share data and per share amounts)

	Three months ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$152,749	$151,548	$483,690	$394,609
Cost and operating expenses
Cost of revenue	128,080	130,830	407,563	335,692
Sales and marketing	5,620	2,916	16,721	8,866
Product development	3,754	1,766	10,904	5,482
General and administrative	15,349	7,605	44,677	13,907
Total cost and operating expenses	152,803	143,117	479,865	363,947
(Loss) income from operations	(54)	8,431	3,825	30,662
Other expenses, net	316	1,998	337	1,998
Interest expense	1,765	1,594	6,303	4,844
Total other expense	2,081	3,592	6,640	6,842
(Loss) income before income taxes	(2,135)	4,839	(2,815)	23,820
Income tax expense	2,125	20	1,636	20
Net (loss) income	$(4,260)	$4,819	$(4,451)	$23,800
Net income attributable to QLH prior to Reorganization Transactions	—	4,819	—	23,800
Net (loss) attributable to non-controlling interest	(733)	—	(1,021)	—
Net (loss) attributable to MediaAlpha, Inc.	$(3,527)	$—	$(3,430)	$—
Net (loss) per share of Class A common stock
-Basic	$(0.09)	$—	$(0.09)	$—
-Diluted	$(0.10)	$—	$(0.09)	$—
Weighted average shares of Class A common stock outstanding
-Basic	38,416,723	—	36,426,270	—
-Diluted	61,190,185	—	36,426,270	—

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net (loss) income	$(4,451)	$23,800
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Non-cash equity-based compensation expense	33,321	1,762
Depreciation expense on property and equipment	272	210
Amortization of intangible assets	2,238	2,402
Amortization of deferred debt issuance costs	966	334
Loss on extinguishment of debt	—	1,998
Credit losses	136	356
Deferred taxes	1,195	—
Tax receivable agreement liability adjustments	(604)	—
Changes in operating assets and liabilities:
Accounts receivable	24,854	(7,428)
Prepaid expenses and other current assets	4,191	(147)
Other assets	391	(11,665)
Accounts payable	(54,033)	21,242
Accrued expenses	(1,800)	6,436
Net cash provided by operating activities	6,676	39,300
Cash flows from investing activities
Purchases of property and equipment	(568)	(156)
Purchase of cost method investment	—	(10,000)
Net cash (used in) investing activities	(568)	(10,156)
Cash flows from financing activities
Proceeds received from:
Revolving line of credit	—	7,500
Payments made for:
Repayments on revolving line of credit	—	(7,500)
Proceeds from issuance of long-term debt	190,000	210,000
Repayments on long-term debt	(186,375)	(100,023)
Payments of debt issuance costs	(866)	(4,467)
Repurchase of Class B units at QLH up to fair value	—	(1,453)
Distributions	(338)	(131,224)
Shares withheld for taxes on vesting of restricted stock units	(2,782)	—
Net cash (used in) financing activities	(361)	(27,167)
Net increase in cash and cash equivalents	5,747	1,977
Cash and cash equivalents, beginning of period	23,554	10,028
Cash and cash equivalents, end of period	$29,301	$12,005

Key business and operating metrics
Transaction Value
We define “Transaction Value” as the total gross dollars transacted by our partners on our platform. Transaction Value is a driver of revenue, with differing revenue recognition based on the economic relationships we have with our partners. Our partners use our platform to transact via Open and Private Marketplace transactions. In our Open Marketplace model, Transaction Value is equal to the revenue recognized and revenue share payments to our supply partners represent costs of revenue. In our Private Marketplace model, revenue recognized represents a platform fee billed to the demand partner or supply partner based on an agreed-upon percentage of the Transaction Value for the Consumer Referrals transacted, and accordingly there are no associated costs of revenue. We utilize Transaction Value to assess revenue and to assess the overall level of transaction activity through our platform. We believe it is useful to investors to assess the overall level of activity on our platform and to better understand the sources of our revenue across our different transaction models and verticals.

The following table presents Transaction Value by platform model for the three and nine months ended September 30, 2021 and 2020:

	Three months ended September 30,		Nine months ended September 30,
(dollars in thousands)	2021	2020	2021	2020
Open Marketplace transactions	$147,800	$148,240	$469,670	$386,224
Percentage of total Transaction Value	57.9%	68.1%	60.7%	69.1%
Private Marketplace transactions	107,290	69,320	304,410	172,590
Percentage of total Transaction Value	42.1%	31.9%	39.3%	30.9%
Total Transaction Value	$255,090	$217,560	$774,080	$558,814

The following table presents Transaction Value by vertical for the three and nine months ended September 30, 2021 and 2020:

	Three months ended September 30,		Nine months ended September 30,
(dollars in thousands)	2021	2020	2021	2020
Property & Casualty insurance	$175,375	$161,323	$535,448	$390,955
Percentage of total Transaction Value	68.8%	74.2%	69.2%	70.0%
Health insurance	48,692	33,650	146,275	98,739
Percentage of total Transaction Value	19.1%	15.5%	18.9%	17.7%
Life insurance	13,361	11,628	41,736	31,717
Percentage of total Transaction Value	5.2%	5.3%	5.4%	5.7%
Other (1)	17,662	10,959	50,621	37,403
Percentage of total Transaction Value	6.9%	5.0%	6.5%	6.7%
Total Transaction Value	$255,090	$217,560	$774,080	$558,814
(1)Our other verticals include Travel, Education and Consumer Finance.

Contribution and Contribution Margin
We define “Contribution” as revenue less revenue share payments and online advertising costs, or, as reported in our consolidated statements of operations, revenue less cost of revenue (i.e., gross profit), as adjusted to exclude the following items from cost of revenue: equity-based compensation; salaries, wages, and related; internet and hosting; amortization; depreciation; other services; and merchant-related fees. We define “Contribution Margin” as Contribution expressed as a percentage of revenue for the same period. Contribution and Contribution Margin are non-GAAP financial measures that we present to supplement the financial information we present on a GAAP basis. We use Contribution and Contribution Margin to measure the return on our relationships with our supply partners (excluding certain fixed costs), the financial return on and efficacy of our online advertising costs to drive consumers to our proprietary websites, and our operating leverage. We do not use Contribution and Contribution Margin as measures of overall profitability. We present Contribution and Contribution Margin because they are used by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage.
The following table reconciles Contribution with gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three and nine months ended September 30, 2021 and 2020:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2021	2020	2021	2020
Revenue	$152,749	$151,548	$483,690	$394,609
Less cost of revenue	(128,080)	(130,830)	(407,563)	(335,692)
Gross profit	24,669	20,718	76,127	58,917
Adjusted to exclude the following (as related to cost of revenue):
Equity-based compensation	447	18	1,289	58
Salaries, wages, and related	501	434	1,523	1,175
Internet and hosting	105	107	315	328
Other expenses	103	69	320	205
Depreciation	7	6	22	17
Other services	300	189	847	616
Merchant-related fees	56	130	286	447
Contribution	26,188	21,671	80,729	61,763
Gross margin	16.2%	13.7%	15.7%	14.9%
Contribution Margin	17.1%	14.3%	16.7%	15.7%

Adjusted EBITDA
We define “Adjusted EBITDA” as net income excluding interest expense, income tax benefit (expense), depreciation expense on property and equipment, and amortization of intangible assets, as well as equity-based compensation expense and certain other adjustments as listed in the table below. Adjusted EBITDA is a non-GAAP financial measure that we present to supplement the financial information we present on a GAAP basis. We monitor and present Adjusted EBITDA because it is a key measure used by our management to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of Adjusted EBITDA. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. In addition, presenting Adjusted EBITDA provides investors with a metric to evaluate the capital efficiency of our business.
The following table reconciles Adjusted EBITDA with net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three and nine months ended September 30, 2021 and 2020.

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2021	2020	2021	2020
Net (loss) income	$(4,260)	$4,819	$(4,451)	$23,800
Equity-based compensation expense	11,198	606	33,321	2,553
Interest expense	1,765	1,594	6,303	4,844
Income tax expense	2,125	20	1,636	20
Depreciation expense on property and equipment	99	73	272	210
Amortization of intangible assets	746	799	2,238	2,402
Transaction expenses(1)	1,152	6,049	3,883	6,049
Employee-related costs(2)	270	—	619	—
SOX implementation costs(3)	348	—	797	—
Settlement costs(4)	800	—	800	—
Changes in TRA related liability(5)	(448)	—	(604)	—
Reduction in Tax Indemnification Receivable(6)	—	—	147	—
Adjusted EBITDA	$13,795	$13,960	$44,961	$39,878
(1)Transaction expenses include $1.2 million and $3.9 million of expenses incurred by us for the three and nine months ended September 30, 2021, respectively, for legal and accounting fees and other costs in connection with the Secondary Offering, and other registration statements, and the refinancing of our 2020 Credit Facilities. Transaction expenses of $6.0 million for the three and nine months ended September 30, 2020, include $4.0 million in legal, accounting, and professional fees in connection with the Reorganization Transaction and IPO and $2.0 million in loss on extinguishment of debt related to the termination of the 2019 Credit Facilities.
(2)Employee-related costs include $0.3 million and $0.5 million of expenses incurred by us for the three and nine months ended September 30, 2021, respectively, for amounts payable to recruiting firms in connection with the hiring of certain executive officers to support our operation as a publicly-reporting company.
(3)SOX implementation costs include $0.3 million and $0.8 million of expenses incurred by us for the three and nine months ended September 30, 2021, respectively, for third-party consultants to assist us with the development, implementation, and documentation of new and enhanced internal controls and processes for compliance with SOX Section 404(b).  During the three months ended June 30, 2021, we updated our Adjusted EBITDA definition to exclude these costs and accordingly determined that it was appropriate to recast our Adjusted EBITDA calculation for the three months ended March 31, 2021 to exclude these costs of $0.2 million.
(4)Settlement costs include $0.8 million of expenses incurred by us for the three and nine months ended September 30, 2021, to settle certain claims made by the Attorney General's Office of the State of Washington.
(5)Changes in TRA related liability includes $0.4 million and $0.6 million of income for the three and nine months ended September 30, 2021, respectively, due to a change in the estimated future state tax benefits and other changes in the estimate resulting in reduction of the TRA liability created in connection with the Reorganization Transactions.
(6)Reduction in Tax Indemnification Receivable includes $0.1 million of expenses incurred by us for the nine months ended September 30, 2021 related to a reduction in the tax indemnification receivable recorded in connection with the Reorganization Transactions.